EXHIBIT 23.1



                  INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
Urban Shopping Centers, Inc.:


We consent to incorporation by reference in the registration statements (Nos. 333-334 and 33-96388) on Forms S-3 and S-8 of Urban Shopping Centers, Inc. of our report dated November 21, 1996, relating to the statements of operations of Old Orchard Shopping Center for the years ended December 31, 1995, 1994 and 1993, which report appears in this Form 8-K of Urban Shopping Centers, Inc.



                                            KPMG PEAT MARWICK LLP



Chicago, Illinois
November 21, 1996